UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 18, 2012

APEX 3, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

US Nuclear Corp

c/o Robert I. Goldstein

 7051 Eton Avenue

Canoga Park, CA 91303

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

818-883-7043

 (ISSUER TELEPHONE NUMBER)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On April 18, 2012, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to US Nuclear Corp at a purchase price of $30,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with US Nuclear Corp and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Robert I. Goldstein as President, Chief Executive Officer, and Chairman of the Board of Directors of the Registrant.

Robert I. Goldstein is the Chief Executive Officer and director and controlling stockholder of US Nuclear Corp and may be deemed the beneficial owner of the shares of the Registrant's Common Stock owned by it.

Biographical Information for Robert I. Goldstein

Robert I. Goldstein Age 62, President, CEO, and Director

Mr. Goldstein is the President and CEO of US Nuclear Corp, the parent company of Technical Associates and Overhoff Technology Corp., the world’s only Tritium detection company. US Nuclear is a leading designer, builder and manufacturer of advanced nuclear radiation testing equipment company for the nuclear power industry. Mr. Goldstein, a graduate of MIT and Stanford, and a physicist and an award winning specialist in the nuclear radiation detection industry has more than 30 years of experience in the field. He has authored more than 20 white papers and abstract presentations on industrial research use of radiation measurement equipment and instruments.

Mr. Goldstein has a distinguished history of radiation instrumentation design and development. His work has been met and approved by US Federal standards set by the EPA, FDA, and NRC. He has also worked closely with and continues ongoing joint development programs with Los Alamos National Lab and Jefferson National Lab.

US Nuclear Corp 1972– Present
Current Position: President, CEO

Mr. Goldstein entered the radiation detection industry in 1972 as an applications engineer, production manager, and then general manager for Technical Associates. He was instrumental in the recent acquisition of Overhoff Technology Corp, the world’s only tritium detection company. His experience in the field of radiation detection ranges from development of instrumentation to design and development for air, water and surface applications. He designed a real time continuous water quality monitoring system for detection of radionuclides in drinking water. He is also an accomplished inventor having invented miniature radiation detectors for use during surgery. Mr. Goldstein is affiliated with the following scientific groups: Health Physics Society, American Nuclear Society, DOE (US Department of Energy) Tritium Focus Group, DOE (US Department of Energy) Air Monitoring User’s Group, DOE (US Department of Energy) Health Physics Instrument Committee.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at APEX 3, Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. 10.1 Share Purchase Agreement dated April 18, 2012.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 3, Inc.

By:  /s/ Robert I. Goldstein

Name:  Robert I. Goldstein

Title: President and Chief Executive Officer

Dated: April 24, 2012